SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: June 12, 2003
(Date of earliest event reported)

MACK-CALI REALTY CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-13274	22-3305147

(Commission File No.)	(I.R.S. Employer
Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016
(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

        On June 12, 2003, Mack-Cali Realty, L.P., the operating partnership of Mack-Cali Realty Corporation, completed the sale of $100,000,000 of senior unsecured notes. The notes were priced on June 5, 2003, mature June 15, 2013 and bear interest at 4.60%. Mack-Cali Realty, L.P. utilized the proceeds from the issuance to repay certain mortgage debt and to reduce outstanding borrowings under its revolving credit facility.

        In connection with the foregoing, Mack-Cali Realty Corporation hereby files the following documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                                           (c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 5, 2003, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and the several underwriters listed on Schedule 2 thereto.

4.1	Indenture dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer, Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to Mack-Cali Realty L.P.’s Form 8-K dated March 16, 1999 and incorporated herein by reference).

4.2	Supplemental Indenture No. 7 dated as of June 12, 2003, by and between Mack-Cali Realty, L.P., as issuer, and Wilmington Trust Company, as trustee.

4.3	Form of 4.60% Note due 2013.

99.1	News release of Mack-Cali Realty Corporation dated June 6, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION
Date: June 25, 2003	By:	/s/ ROGER W. THOMAS ——————————————
Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1	Underwriting Agreement dated June 5, 2003, by and among Mack-Cali Realty, L.P., Mack-Cali Realty Corporation and the several underwriters listed on Schedule 2 thereto.

4.1	Indenture dated as of March 16, 1999, by and among Mack-Cali Realty, L.P., as issuer, Mack-Cali Realty Corporation, as guarantor, and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to Mack-Cali Realty L.P.‘s Form 8-K dated March 16, 1999 and incorporated herein by reference).

4.2	Supplemental Indenture No. 7 dated as of June 12, 2003, by and between Mack-Cali Realty, L.P., as issuer, and Wilmington Trust Company, as trustee.

4.3	Form of 4.60% Note due 2013.

99.1	News release of Mack-Cali Realty Corporation dated June 6, 2003.